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Exhibit 99.1

[Grant Thornton Letterhead]

January 23, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:
Star Buffet, Inc.
File No. 0-23099

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Star Buffet, Inc. dated January 21, 2004, and agree with the statements concerning our Firm contained therein. We have no basis to agree or disagree with the statements regarding actions taken on or about January 21 and 22, 2004, by the Audit Committee of the Board of Directors of Star Buffet, Inc., included in the first paragraph of Item 4, or statements related to Mayer Hoffman McCann P.C. also contained in the first paragraph of Item 4.

Very truly yours,

/s/ Grant Thornton LLP

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  Exhibit 99.1